UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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THE CENTRAL EUROPE AND RUSSIA FUND, INC.

(Name of Registrant as Specified in Its Charter)

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EXPLANATORY NOTE

The version of the definitive proxy statement that was printed and mailed is filed herewith. It reflects certain minor typographical errors in the version filed on May 18, 2012 and also updates the mailing date to May 24, 2012.

THE CENTRAL EUROPE AND RUSSIA FUND, INC.

345 Park Avenue

New York, New York 10154

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 27, 2012

To our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of The Central Europe and Russia Fund, Inc., a Maryland corporation (the “Fund”), will be held at 12:00 p.m., New York time, on June 27, 2012 at 60 Wall Street, New York, New York 10005 for the following purposes:

1. To elect three (3) Class III Directors, each to serve for a term of three years and until their successors are elected and qualify.

2. To ratify the appointment by the Audit Committee and the Board of Directors of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent auditors for the fiscal year ending October 31, 2012.

3. To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof including acting upon one stockholder proposal presented in the Proxy Statement accompanying this Notice, if the proposal is brought before the meeting by the proponent or his representative that is qualified under state law to present the proposal on his behalf.

Only holders of record of Common Stock at the close of business on May 11, 2012 are entitled to notice of, and to vote at, this Meeting or any postponement or adjournment thereof.

By Order of the Board of Directors

John Millette

Secretary

Dated: May 18, 2012

We urge you to mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided or to record your voting instructions by telephone or via the Internet so that you will be represented at the Meeting. If you complete and sign the proxy card (or tell us how you want to vote by voting by telephone or via the Internet), we will vote it exactly as you tell us. If you simply sign the proxy card, we will vote it in accordance with the Board’s recommendation on the Proposals. Your prompt return of the enclosed proxy card (or your voting by telephone or via the Internet) may prevent the necessity and expense of further solicitations. If you have any questions, please call AST Fund Solutions, LLC (“AST”) (formerly known as The Altman Group, Inc.), the Fund’s proxy solicitor, at 1200 Wall Street West, 3rd Floor, Lyndhurst, New Jersey 07071 or at the special toll-free number we have set up for you (1-800-774-4195), or contact your financial advisor.

THE CENTRAL EUROPE AND RUSSIA FUND, INC.

345 Park Avenue

New York, New York 10154

Annual Meeting of Stockholders

June 27, 2012

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors of The Central Europe and Russia Fund, Inc. (the “Board of Directors” or “Board”), a Maryland corporation (the “Fund”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at 12:00 p.m., New York time, on June 27, 2012 at 60 Wall Street, New York, New York 10005. The purpose of the Meeting and the matters to be considered are set forth in the accompanying Notice of Annual Meeting of Stockholders.

If the accompanying Proxy Card is executed properly and returned, shares represented by it will be voted at the Meeting, and any postponement or adjournment thereof, in accordance with the instructions on the Proxy Card. However, if no instructions are specified, shares will be voted FOR the election of three (3) Class III directors of the Fund (“Directors”) nominated by the Board (Proposal 1), FOR the ratification of the appointment by the Audit Committee and the Board of PricewaterhouseCoopers LLP, an independent public accounting firm, as independent auditors for the Fund (Proposal 2), and AGAINST the conversion of the Fund to an interval fund (Proposal 3). A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund, by submitting a subsequently executed and dated proxy or by attending the Meeting and voting in person.

If a stockholder owns shares of the Fund in violation of applicable law, including the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Fund may determine that any vote attributable to such shares shall not be counted, or that such shares will not be counted for quorum purposes, or both. Under Section 12(d)(1) of the Investment Company Act, the acquisition of more than 3% of the Fund’s common stock by another fund (whether registered, private or offshore) is unlawful. There is legal uncertainty about the operation of Section 12(d)(1) and about the Fund’s right under federal and state law to invalidate votes cast by any person whose Fund shares are held in violation of law. The Fund, if necessary, may seek judicial resolution of the uncertainty in any particular case.

The close of business on May 11, 2012 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date, the Fund had 13,481,302.47 shares of Common Stock outstanding and entitled to vote. Each share will be entitled to one vote on each matter that comes before the Meeting. It is expected that the Notice of Annual Meeting, this Proxy Statement and the form of Proxy Card will first be mailed to stockholders on or about May 24, 2012.

A quorum is necessary to hold a valid meeting. If stockholders entitled to cast one-third of all votes entitled to be cast at the Meeting are present in person or by proxy, a quorum will be established. The Fund intends to treat properly executed proxies that are marked “abstain” and broker non-votes (defined below) as present for the purposes of determining whether a quorum has been achieved at the Meeting. Under Maryland law, abstentions do not constitute a vote “for” or “against” a matter and will be disregarded in determining the “votes cast” on an issue. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Fund’s charter (the “Charter”) provides that the Board of Directors be divided into three classes of Directors serving staggered three-year terms and until their successors are elected and qualify. The term of office for Directors in Class III expires at the 2012 Annual Meeting, Class I at the next succeeding annual meeting and Class II at the following succeeding annual meeting. Three Class III nominees are proposed for election in this Proxy Statement, Dr. Franz Wilhelm Hopp, Mr. Christian H. Strenger and Mr. Joachim Wagner. If elected, each of the three Class III nominees will serve a three-year term of office until the Annual Meeting of Stockholders in 2015 and until his respective successor is elected and qualifies. Mr. Werner Walbröl, who currently serves as a Class III director, is retiring from the Board and accordingly was not nominated for re-election at the Annual Meeting

The Fund regrets that Mr. John H. Cannon, who made significant contributions as a Director of the Fund since 2004 and also served as Chairman of the Audit Committee, recently passed away. The size of the Board was reduced by one Class I Director on April 27, 2012 as a result of Mr. Cannon’s passing.

Should any vacancy occur on the Board of Directors, the remaining Directors would be able to fill that vacancy by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum. Any Director elected by the Board to fill a vacancy would hold office until the remainder of the full term of the class of Directors in which the vacancy occurred and until a successor is elected and qualifies. If the size of the Board is increased, additional Directors will be apportioned among the three classes to make all classes as nearly equal as possible.

Unless authority is withheld, it is the intention of the persons named in the accompanying form of Proxy Card to vote each Proxy Card for the election of the three nominees listed above. Each nominee has indicated that he will serve as a Director if elected, but if any nominee should be unable to serve, proxies will be voted for any other person determined by the persons named in the form of Proxy Card in accordance with their discretion. The Board of Directors has no reason to believe that any of the above nominees will be unable to serve as a Director.

BOARD OF DIRECTORS INFORMATION

The management of the business and affairs of the Fund is overseen by the Board of Directors. Directors who are not “interested persons” of the Fund as defined in the Investment Company Act, are referred to as “Independent Directors”, and Directors who are “interested persons” of the Fund are referred to as “Interested Directors”. Certain information concerning the Fund’s governance structure and each Director is set forth below.

Experience, Skills, Attributes, and Qualifications of the Fund’s Directors.    The Nominating and Governance Committee of the Fund’s Board, which is composed entirely of Independent Directors, reviews the experience, qualifications, attributes and skills of potential candidates for nomination or election by the Board, and conducts a similar review in connection with the proposed nomination of current Directors for re-election by stockholders. When assessing a candidate for nomination it is the policy of the Nominating and Governance Committee to consider, amongst other criteria, whether the individual’s background, skills, and experience will complement the background, skills and experience of other nominees and will contribute to the diversity of the Board. The Nominating and Governance Committee assesses the effectiveness of this policy as part of its annual self assessment. Additional information concerning the Nominating and Governance Committee’s consideration of nominees appears in the description of the Committee following the table below.

The Board has concluded that, based on each Director’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Directors, that each Director is qualified and should continue to serve as such. In determining that a particular Director was and continues to be qualified to serve as a Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling. In addition, the Board has taken into account the actual service and commitment of each Director during his tenure (including the Director’s participation in Board and committee meetings, as well as his current and prior leadership of standing and ad hoc committees) in concluding that each should continue to serve. Information about the specific experience, skills, attributes and qualifications of each Director, which in each case led to the Board’s conclusion that the Director should serve (or continue to serve) as a director of the Fund, is provided in the table following the “Risk Oversight” section below.

The Board believes that, collectively, the Directors have balanced and diverse experience, qualifications, attributes, and skills, which allow the Board to operate effectively in governing the Fund and protecting the interests of shareholders. Among other attributes common to all Directors are their willingness and ability to commit the necessary time and attention to their duties as Directors, their ability to review critically, evaluate, question and discuss information provided to them (including information requested by the Directors), to interact effectively with each other and with Deutsche Investment Management Americas Inc., the fund’s administrator (the “Administrator”), Deutsche Asset Management International GmbH (the “Investment Adviser”) and other service providers, counsel and the Fund’s independent registered public accounting firm, to exercise effective business judgment in the performance of their duties as Directors. References to the qualifications, attributes and skills of Directors are pursuant to requirements of the Securities and Exchange Commission, do not constitute holding out of the Board or any Director as having special expertise or experience and shall not be deemed to impose any greater responsibility or liability on any Director or on the Board by reason thereof.

Board Structure and Oversight Function.    The Board is responsible for oversight of the Fund. The Fund has engaged the Administrator and the Investment Adviser to manage the Fund on a day-to-day basis. The Board is responsible for overseeing the Administrator and the Investment Adviser and the Fund’s other service providers in the operations of each Fund in accordance with the Fund’s investment objective and policies and otherwise in accordance with the requirements of the Investment Company Act and other applicable Federal, state and other securities and other laws, and the Fund’s charter and bylaws. The Board meets in person at regularly scheduled meetings four times throughout the year. In addition, the Directors may meet in person or by telephone at special meetings or on an informal basis at other times. The Directors also regularly meet outside the presence of any representatives of the Administrator and the Investment Adviser. As described below, the Board has established five standing committees — the Audit, Nominating and Governance, Advisory, Valuation and Executive Committees — and may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities. Each committee other than the Executive Committee is composed exclusively of Independent Directors. Each year the Directors evaluate the performance of the Board and its committees. The responsibilities of each committee, including its oversight responsibilities, are described further below. The Independent Directors have also engaged independent legal counsel, and may from time to time engage consultants and other advisors, to assist them in performing their oversight responsibilities.

The Chairman’s duties include setting the agenda for each Board meeting in consultation with management, presiding at each Board meeting, meeting with management between Board meetings, and facilitating communication and coordination between the Directors and management. Mr. Strenger, the Chairman of the Fund’s Board of Directors is an Interested Director as defined in the Investment Company Act because he is a member of the Supervisory Board of a company that is affiliated with the Administrator and the Investment Adviser and because of his ownership of shares of the ultimate parent of the Administrator and the Investment Adviser. The Directors believe that it is appropriate for Mr. Strenger to serve as Chairman and that his service benefits shareholders because of his extensive knowledge of the investment management industry, the Deutsche Bank organization and the Funds and because he is a leading corporate governance expert in Germany and internationally. In addition, the Directors note that, although Mr. Strenger is an Interested Director as defined in the Investment Company Act, he is not involved in the management of the Fund and is not an officer or director of the Administrator or the Investment Adviser. The Independent Directors are satisfied that they can act independently and effectively without having an Independent Director serve as Chairman and note that a key structural component for ensuring that they are in a position to do so is for the Independent Directors to constitute a substantial majority of the Board. Mr. Richard Karl Goeltz, an Independent Director and Chairman of the Nominating and Governance Committee, serves as Lead Independent Director for the Fund and as such is available to act as liaison between the Independent Directors and management and to consult with the Chairman to the extent deemed appropriate.

Risk Oversight.    The Fund is subject to a number of risks, including investment, compliance and operational risks. Day-to-day risk management with respect to the Fund resides with the Administrator and the Investment Adviser or other service providers (depending on the nature of the risk), subject to supervision by the Administrator. The Board has charged the Investment Adviser and its affiliates with (i) identifying events or circumstances the occurrence of which could have demonstrable and material adverse effects on the Fund; (ii) to the extent appropriate, reasonable or practicable, implementing processes and controls reasonably designed to lessen the possibility that such events or circumstances occur or to mitigate the effects of such events or circumstances if they do occur; and (iii) creating and maintaining a system designed to evaluate continuously, and to revise as appropriate, the processes and controls described in (i) and (ii) above.

Risk oversight forms part of the Board’s general oversight of each Fund’s investment program and operations and is addressed as part of various regular Board and committee activities. Each of the Administrator, the Investment Adviser, and the Fund’s other principal service providers has an independent interest in risk management but the policies and the methods by which one or more risk management functions are carried out may differ from the Fund’s and each other’s in the setting of priorities, the resources available or the effectiveness of relevant controls. Oversight of risk management is provided by the Board and the Audit Committee. The Directors regularly receive reports from, among others, management, the Fund’s Chief Compliance Officer, its independent registered public accounting firm, counsel, and internal auditors for the Administrator, as appropriate, regarding risks faced by the Fund and the Administrator’s risk management programs.

Not all risks that may affect the Fund can be identified, nor can controls be developed to eliminate or mitigate their occurrence or effects. The processes and controls employed to address certain risks may be limited in their effectiveness, and some risks are simply beyond the reasonable control of the Fund or the Administrator, its affiliates or other service providers. Moreover, it is necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals.

INFORMATION REGARDING DIRECTORS AND OFFICERS

The following tables show certain information about the nominees for election as Directors and about Directors whose terms will continue, including beneficial ownership of Common Stock of the Fund, and about all officers of the Fund. All current Directors resident in the United States own Fund shares. The Fund has elected to be subject to the statutory calculation, notification and publication requirements of the German Investment Tax Act (Investmentsteuergesetz) (the “Act”) for the fiscal year ended October 31, 2011 and intends to elect to be subject to the Act for the fiscal year ending October 31, 2012. Absent this election, Directors who are German residents would be subject to adverse German tax consequences if they owned shares of a fund organized outside of Germany, such as the Fund, that is not subject to German regulation or tax reporting. In light of the Fund’s election to be subject to the Act, the Board of Directors encourages all Directors of the Fund (including those who are German residents) to invest in the Fund.

Nominees Proposed for Election:

Class III Directors (Term will Expire in 2012; Nominees for Term Expiring in 2015)
Name, Address(1) & Age	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past Five Years or Longer and Other Relevant Qualifications*	Number of Portfolios in Fund Complex(2) Overseen by Director	Other Directorships Held by Director During Past Five Years(3)	Shares of Common Stock Beneficially Owned at March 31, 2012(4)

Non-Interested Directors

Dr. Franz Wilhelm Hopp, 69	Director	Since 2008	Partner of Laplace Finanzconsulting GmbH (asset management). Partner of Quendo GmbH (asset management and holding for renewable energy). Former member of the Supervisory Board WAVE AG (asset management). Former member of the Board of Management of KarstadtQuelle Pension Trust e.V. (February 2007-September 2009). Member of the Supervisory Board of “SGB Vemojensvewaltung” Liechtenstein (asset management).	3	Director of The European Equity Fund, Inc. (since 2008) and The New Germany Fund, Inc. (since 1993).(2)	None

Joachim Wagner, 65	—	—	Chief Financial Officer, RAG Beteiligungs AG/Evonik Industries AG, Germany (mining holding company) (2006-2009). Formerly, Chief Financial Officer, Degussa AG, Germany (chemical manufacturer) (2001-2006). Mr. Wagner is also a member of the Supervisory Board of a German retail bank and a member of the advisory board of a private German bank.	2	Director of The European Equity Fund, Inc. (since 2009) and The New Germany Fund, Inc. (since 2009).(2)	None

Class III Directors (Term will Expire in 2012; Nominees for Term Expiring in 2015)
Name, Address(1) & Age	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past Five Years or Longer and Other Relevant Qualifications*	Number of Portfolios in Fund Complex(2) Overseen by Director	Other Directorships Held by Director During Past Five Years(3)	Shares of Common Stock Beneficially Owned at March 31, 2012(4)

Interested Director(5)

Christian H. Strenger(5), 68	Chairman and Director	Since 1990	Member of Supervisory Board (since 1999) and formerly Managing Director (1991-1999) of DWS Investment GmbH (investment management), a subsidiary of Deutsche Bank AG. Mr. Strenger also is Member, Supervisory Board, Evonik Industries AG (chemical, utility and property business), Fraport AG (international airport business), Hermes Equity Ownership Services Ltd. (governance advisory) and TUI AG (travel business). He also is a member of the German Government Commission on Corporate Governance and of other corporate governance organizations, and serves as Director of the Center for Corporate Governance at the Leipzig Graduate School of Management.	3	Director of The European Equity Fund, Inc. (since 1986) and The New Germany Fund, Inc. (since 1990).(2)	644

Directors whose terms will continue:

Class I Directors (Term will Expire in 2013)
Name, Address(1) & Age	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past Five Years or Longer and Other Relevant Qualifications*	Number of Portfolios in Fund Complex(2) Overseen by Director	Other Directorships Held by Director During Past Five Years(3)	Shares of Common Stock Beneficially Owned at March 31, 2012(4)

Non-Interested Directors

Detlef Bierbaum, 69	Director	Since 1990	Consultant (since 2010). He is also Vice Chairman of the Supervisory Board of Oppenheim KAG GmbH (asset management) and a member of the Supervisory Board of Deutsche Bank Österreich AG (private bank) for more than five years. Mr. Bierbaum also serves as a member of the Board or Supervisory Board of a number of non-U.S. investment companies and of companies in diverse businesses including insurance, reinsurance, real estate, and retailing. He is a former member of the Supervisory Board of Sal. Oppenheim Jr. & Cie. KGaA (private bank) (2008 to March 2010) and was formerly a partner of that firm. He is also a former member of the Supervisory Board of DWS Investment GmbH (asset management) (2005-2008).	3	Director of The European Equity Fund, Inc. (since 1986) and The New Germany Fund, Inc. (since 2008).(2)	3,229

Richard Karl Goeltz, 69	Director	Since 2008	Retired. Formerly Vice Chairman and Chief Financial Officer of American Express Co. (financial services) (1996-2000) and previously served as chief financial officer of two other major multi-national corporations. Mr. Goeltz is a member of the Council and Court of Governors of the London School of Economics and Political Science and Trustee of the American Academy in Berlin.	3	Director of The European Equity Fund, Inc. (since 2008) and The New Germany Fund, Inc. (since 1990).(2) Independent Non-Executive Director of Aviva plc (financial services) and The Warnaco Group, Inc. (apparel). Formerly director of Federal Home Loan Mortgage Corporation and Delta Air Lines, Inc. (air transport).	323

Class II Directors (Term will Expire in 2014)
Name, Address(1) & Age	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past Five Years or Longer and Other Relevant Qualifications*	Number of Portfolios in Fund Complex(2) Overseen by Director	Other Directorships Held by Director During Past Five Years(3)	Shares of Common Stock Beneficially Owned at March 31, 2012(4)

Non-Interested Directors

Ambassador Richard R. Burt, 65	Director	Since 2000	Managing Director, McLarty Associates (international strategic advisory) (since 2007). Formerly, Chairman, Diligence, Inc. (international information and risk management firm) (2002-2007); Chairman of the Board, Weirton Steel Corp. (1996-2004); Partner, McKinsey & Company (consulting firm) (1991-1994); State Department, Chief Negotiator in charge of negotiating the Arms Treaty with Russia (1989-1991); U.S. Ambassador to the Federal Republic of Germany (1985-1989). Mr. Burt is also Director, IGT, Inc. (gaming technology) (since 1995), and HCL Technologies, Inc. (information technology and product engineering) (since 1999) and member, Textron Inc. International Advisory Council (aviation, automotive, industrial operations and finance) (since 1996).	3	Director of The European Equity Fund, Inc. (since 2000) and The New Germany Fund, Inc. (since 2004).(2) Director, UBS family of mutual funds (since 1995).	5,663

Dr. Friedbert H. Malt, 70	Director	Since 2007	Vice Chairman and Member of the Executive Committee of NOL Neptune Orient Lines Ltd., Singapore (“NOL”) from 2002 to 2011 and Director of NOL from 2000 to 2011. He currently is a Director of TUV Rheinland of North America, Inc., a company offering independent testing and assessment services. Formerly, Dr. Malt was a Member of the Executive Board of DG Bank (now DZ Bank), Frankfurt (until 2001).	3	Director of The European Equity Fund, Inc. (since 2007) and The New Germany Fund, Inc. (since 2007).(2)	252

Class II Directors (Term will Expire in 2014)
Name, Address(1) & Age	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past Five Years or Longer and Other Relevant Qualifications*	Number of Portfolios in Fund Complex(2) Overseen by Director		Other Directorships Held by Director During Past Five Years(3)	Shares of Common Stock Beneficially Owned at March 31, 2012(4)
Robert H. Wadsworth, 72	Director	Since 1990	President, Robert H. Wadsworth Associates, Inc. (consulting firm) (1983-present). Mr. Wadsworth also has experience as an owner and chief executive officer of various businesses serving the mutual fund industry, including a registered broker-dealer and a registered transfer agent, and has served as a senior executive officer of several mutual funds.	108	(6)	Director of The European Equity Fund, Inc. (since 1986) and The New Germany Fund, Inc. (since 1992),(2) as well as other funds in the Fund Complex as indicated.(6)	4,760

*	The information above includes each Director’s principal occupation during the last five years and other information relating to the experience, attributes and skills relevant to each Director’s qualifications to serve as a Director, which led (together with the Director’s current and prior experience as a Director of other SEC reporting companies, if any, as indicated elsewhere in the table) to the conclusion that each Director should serve as a Director for the Fund.

Executive Officers(7)
Name, Address(1) & Age	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past Five Years or Longer	Shares of Common Stock Beneficially Owned at March 31, 2012(4)

W. Douglas Beck, CFA, 45(8)(9)(13)	President and Chief Executive Officer	Since 2011	Managing Director(10), Deutsche Asset Management (since 2006); President of DWS family of funds and Head of Product Management, US for DWS Investments. Formerly, Executive Director, Head of Product Management (2002-2006) and President (2005-2006) of the UBS Funds at UBS Global Asset Management; Co-Head of Manager Research/Managed Solutions Group, Merrill Lynch (1998-2002).	None

Executive Officers(7)
Name, Address(1) & Age	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past Five Years or Longer	Shares of Common Stock Beneficially Owned at March 31, 2012(4)
Paul H. Schubert, 49(8)(9)(13)	Chief Financial Officer and Treasurer	Since 2004	Managing Director(10), Deutsche Asset Management (since 2004). Formerly, Executive Director, Head of Mutual Fund Services and Treasurer for UBS Family of Funds at UBS Global Asset Management (1998-2004).	None

Caroline Pearson, 49(8)(12)	Chief Legal Officer	Since 2012	Managing Director(10), Deutsche Asset Management. Formerly, Assistant Secretary for DWS family of funds (1997-2010).	None

Alexis Kuchinsky, 36(9)	Chief Compliance Officer	Since 2009	Vice President, Deutsche Asset Management (since 2002); Head of Compliance Program Oversight of Deutsche Asset Management.	None

John Caruso, 47(8)(9)	Anti-Money Laundering Compliance Officer	Since 2010	Managing Director(10), Deutsche Asset Management.	None

Rainer Vermehren, 44(8)(11)	Vice President	Since 2010	Director(10), DWS Investment GmbH (since 2007). Fund Manager, DWS Investment GmbH (since 1997).	None

Melinda Morrow, 42(8)(9)	Vice President	Since 2012	Director(10), Deutsche Asset Management (since 2006).	None

John Millette, 49(8)(12)	Secretary	Since 2006	Director(10), Deutsche Asset Management (since 2002).	None

(1)	The mailing address of all directors with respect to Fund operations is c/o Deutsche Investment Management Americas Inc., 345 Park Avenue, NYC20-2799, New York, New York 10154.

(2)	The Fund Complex includes The European Equity Fund, Inc. and The New Germany Fund, Inc., which are the other closed-end registered investment companies for which Deutsche Investment Management Americas Inc. acts as administrator. It also includes 105 other open- and closed-end funds advised by wholly owned entities of the Deutsche Bank Group in the United States.

(3)	Directorships are only for companies that file reports with the SEC.

(4)	As of March 31, 2012, all Directors and Executive Officers as a group (17 persons) owned 15,335 shares, which constitutes less than 1% of the outstanding Common Stock of the Fund. Share numbers in this Proxy Statement have been rounded to the nearest whole share.

(5)	Indicates “Interested Person”, as defined in the Investment Company Act. Mr. Strenger is an “interested” Director because of his affiliation with DWS-Deutsche Gesellschaft für Wertpapiersparen mbH (“DWS”), a majority-owned subsidiary of Deutsche Bank AG, and because of his ownership of Deutsche Bank AG shares.

(6)	Mr. Wadsworth oversees all 108 funds in the Fund Complex.

(7)	Each also serving as an officer of The European Equity Fund, Inc. and The New Germany Fund, Inc. The officers of the Fund are elected annually by the Board of Directors at its meeting following the Annual Meeting of Stockholders. Each of Mr. Beck, Mr. Schubert, Mr. Millette, Mr. Caruso, Ms. Pearson and Ms. Morrow also serve as officers of the other Funds in the Fund Complex.

(8)	Indicates ownership of securities of Deutsche Bank AG either directly or through Deutsche Bank’s deferred compensation plan.

(9)	Address: 60 Wall Street, New York, NY 10005.

(10)	Executive title, not a board directorship.

(11)	Address: Mainzer Landstrasse 178-190, Frankfurt am Main, Germany.

(12)	Address: One Beacon Street, Boston, Massachusetts 02108.

(13)	Serves as a director of DWS Trust Company. Mr. Schubert also is a member of the Audit Committee of DWS Trust Company.

The following table contains additional information with respect to the beneficial ownership of equity securities by each Director or Nominee in the Fund and, on an aggregated basis, in any registered investment companies overseen by the Director or Nominee within the same Family of Investment Companies as the Fund:

Name of Director or Nominee	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in all Funds Overseen by Director or Nominee in Family of Investment Companies(1),(2)
Detlef Bierbaum	Over $100,000	Over $100,000
Ambassador Richard R. Burt	Over $100,000	Over $100,000
Richard Karl Goeltz	$10,001-$50,000	Over $100,000
Dr. Franz Wilhelm Hopp	None	None
Dr. Friedbert H. Malt	$1-$10,000	$10,001-$50,000
Christian H. Strenger	$10,001-$50,000	$50,001-$100,000
Robert H. Wadsworth	Over $100,000	Over $100,000
Joachim Wagner	None	$10,001-$50,000
Werner Walbröl	Over $100,000	Over $100,000

(1)	Valuation date is March 31, 2012. The Fund has elected to be subject to the statutory calculation, notification and publication requirements of the German Investment Tax Act (Investmentsteuergesetz) (the “Act”) for the fiscal year ended October 31, 2011 and intends to elect to be subject to the Act for the fiscal year ending October 31, 2012. Absent this election, Directors who are German residents would be subject to adverse German tax consequences if they owned shares of a fund organized outside of Germany, such as the Fund, that is not subject to German regulation or tax reporting. In light of the Fund’s election to be subject to the Act, the Board of Directors encourages all Directors of the Fund (including those who are German residents) to invest in the Fund.

(2)	The Family of Investment Companies consists of the Fund, The European Equity Fund, Inc. and The New Germany Fund, Inc., which are closed-end funds that share the same investment adviser and administrator and hold themselves out as related companies.

The Board of Directors presently has five standing committees including an audit committee (the “Audit Committee”), an advisory committee (the “Advisory Committee”), an executive committee (the “Executive Committee”), a nominating and governance committee (the “Nominating and Governance Committee”) and a valuation committee (the “Valuation Committee”).

The Audit Committee, currently comprising Messrs. Burt, Goeltz (Chair), Wadsworth and Walbröl and Dr. Malt, operates pursuant to a written charter. The Audit Committee charter is currently available on the Fund’s website, www.dws-Investments.com. The Audit Committee’s organization and responsibilities are contained in the Audit Committee Report, which is included in this Proxy Statement, and in its written charter. The members of the Audit Committee are “independent” as required by the independence standards of Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has determined that each member of the Audit Committee is financially literate and has determined that each of Messrs. Goeltz and Wadsworth meets the requirements for an audit committee financial expert under the rules of the Securities and Exchange Commission (“SEC”). Although the Board has determined that all three meet the requirements for an audit committee financial expert, their responsibilities are the same as those of the other audit committee members. Messrs. Goeltz and Wadsworth are not auditors or accountants, do not perform “field work” and are not full-time employees. The SEC has determined that an audit committee member who is designated as an audit committee financial expert will not be deemed to be an “expert” for any purpose as a result of being identified as an audit committee financial expert. The Audit Committee met five times during the fiscal year ended October 31, 2011. Upon his retirement from the Fund’s Board of Directors, Mr. Walbröl will no longer serve as a member of the Audit Committee. The Board of Directors has appointed Mr. Wagner to the Audit Committee, subject to his election as a Director of the Fund.

The Advisory Committee, currently comprising Messrs. Bierbaum, Goeltz, Wadsworth (Chair) and Dr. Malt, makes recommendations to the full Board with respect to the Administration Agreement between the Fund and Deutsche Investment Management Americas Inc., and the Investment Advisory Agreement between the Fund and Deutsche Asset Management International GmbH. The Advisory Committee met twice during the past fiscal year.

The Executive Committee, currently comprising Messrs. Burt, Goeltz, Strenger, Wadsworth and Walbröl, has the authority to act for the Board on all matters between meetings of the Board subject to any limitations under applicable state law. During the past fiscal year the Executive Committee did not meet. Upon his retirement from the Fund’s Board of Directors, Mr. Walbröl will no longer serve as a member of the Executive Committee.

The Valuation Committee, currently comprising Messrs. Malt, Wadsworth (Chair) and Walbröl, reviews the Fund’s valuation procedures and makes recommendations with respect thereto and, to the extent required by such procedures, determines the fair value of the Fund’s securities or other assets. During the past fiscal year the Valuation Committee met once. Upon his retirement from the Fund’s Board of Directors, Mr. Walbröl will no longer serve as a member of the Valuation Committee. If elected to the Fund’s Board of Directors, Mr. Wagner will become a member of the Valuation Committee.

The Nominating and Governance Committee is currently comprised of Messrs. Burt, Goeltz (Chair), Wadsworth and Walbröl (Deputy Chair) and Dr. Malt. The Board has determined that each of the members of the Nominating and Governance Committee is not an

“interested person” as the term is defined in Section 2(a)(19) of the Investment Company Act. Generally, the Nominating and Governance Committee identifies, evaluates and selects and nominates, or recommends to the Board of Directors, candidates for the Board or any committee of the Board, and also advises the Board regarding governance matters generally and confirms that the Board and Audit Committee undertake annual self-evaluations. To be eligible for nomination as a Director a person must, at the time of such person’s nomination, have Relevant Experience and Country Knowledge and must not have any Conflict of Interest, as those terms are defined in the Fund’s Bylaws. The relevant portions of the Fund’s Bylaws describing these requirements are included as Annex A. The Nominating and Governance Committee may also take into account additional factors listed in the Nominating and Governance Committee Charter, which generally relate to the nominee’s industry knowledge, business experience, education, ethical reputation, special skills, ability to work well in group settings and the ability to qualify as an “independent director”. When assessing a candidate for nomination, the Nominating and Governance Committee considers whether the individual’s background, skills and experience will complement the background, skills and experience of other nominees and will contribute to the diversity of the Board.

The Nominating and Governance Committee will consider nominee candidates properly submitted by stockholders in accordance with applicable law, the Fund’s Charter or Bylaws, resolutions of the Board and the qualifications and procedures set forth in the Nominating and Governance Committee Charter, which is currently available on the Fund’s website, www-dws-investments.com. A stockholder or group of stockholders seeking to submit a nominee candidate (i) must have beneficially owned at least 5% of the Fund’s common stock for at least two years, (ii) may submit only one nominee candidate for any particular meeting of stockholders, and (iii) may submit a nominee candidate for only an annual meeting or other meeting of stockholders at which directors will be elected. The stockholder or group of stockholders must provide notice of the proposed nominee pursuant to the requirements found in the Fund’s Bylaws. Generally, this notice must be received not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. Such notice shall include the specific information required by the Fund’s Bylaws. The relevant portions describing these requirements also are included as Annex A. The Nominating and Governance Committee will evaluate nominee candidates properly submitted by stockholders on the same basis as it considers and evaluates candidates recommended by other sources. The Nominating and Governance Committee met three times during the past fiscal year. Upon his retirement from the Fund’s Board of Directors, Mr. Walbröl will no longer serve as a member of the Nominating and Governance Committee.

In accordance with its charter, the Nominating and Governance Committee reviews each Director’s affiliations and relationships for purposes of determining whether or not the Director qualifies as an “independent director”. The Nominating and Governance Committee also considers each Director’s independence more generally, as well as various governance “best practices”, including the suggestion of a non-U.S. corporate governance code that a board of directors should state its reasons if it determines that a director is independent notwithstanding that the director has served for more than nine years from the date of his first election.

The Nominating and Governance Committee has concluded that each Director other than the Chairman of the Board is an “independent director”, and that it was satisfied that: (i) those independent Directors who have served for more than nine years continue to be independent in character and judgment; (ii) the experience of such Directors with the Fund permit them to make extremely valuable contributions to the functioning of the Board; and (iii) the views of such Directors are not “entrenched” as a result of the length of service to the Funds. The Nominating and Governance Committee based its conclusion, in part, on its observation that such Directors regularly demonstrate their independence by their questioning and challenging of management at and between Board meetings.

The Nominating and Governance Committee also noted that none of the Directors serves on the board of more than three registered investment companies advised by the investment adviser, and that only one Director serves on the board of a large number of registered investment companies advised by an affiliate of the investment adviser. The Nominating and Governance Committee believes that such service provides the Director with insights that permit him to make valuable contributions to the deliberations of the Board, and noted that his independence from management has been amply and repeatedly demonstrated by his participation in meetings including by his insightful questioning of management’s proposals. The Nominating and Governance Committee also believes that the receipt of compensation for service as a Director does not adversely affect the independence of any Director’s character and judgment and notes that fund industry “best practices” encourage service on multiple boards.

All members on each of the five committees of the Board are not “interested persons” as the term is defined in the Investment Company Act, with the exception of Mr. Strenger, who is a member of the Executive Committee.

During the past fiscal year, the Board of Directors had four regular meetings. Each incumbent Director who served as a Director during the past fiscal year attended at least 75% of the aggregate number of meetings of the Board and meetings of Board Committees on which that Director served. The Board has a policy that encourages Directors to attend the Annual Meeting of Stockholders, to the extent that travel to the Annual Meeting of Stockholders is reasonable for that Director. Two Directors attended the 2011 Annual Meeting of Stockholders.

To communicate with the Board of Directors or an individual Director of the Fund, a stockholder must send a written communication to the Fund’s Secretary at One Beacon Street, Boston, MA 02108 (c/o The Central Europe and Russia Fund, Inc.), addressed to (i) the Board of Directors of the Fund or an individual Director, and (ii) the Secretary of the Fund. The Secretary of the Fund will direct the correspondence to the appropriate parties.

The Fund pays each of its Directors who is not an interested person of the Fund, of the investment adviser or of the administrator an annual fee of $6,000 plus $750 for each Board and Committee meeting attended. Each such Director who is also a Director of The European Equity Fund, Inc. or The New Germany Fund, Inc. also receives the same annual and per-meeting fees for services as a Director of each such fund. Each of the Fund, The European Equity Fund, Inc. and The New Germany Fund, Inc. reimburses the Directors (except for those employed by the Deutsche Bank Group) for travel expenses in connection with Board meetings. Effective January 1, 2011, the Chairman of the Audit Committee receives a $1,000 retainer. These three funds, together with 105 other open- and closed-end funds advised by wholly owned entities of the Deutsche Bank Group in the United States, represent the entire Fund Complex within the meaning of the applicable rules and regulations of the SEC.

The following table sets forth (a) the aggregate compensation from the Fund for the fiscal year ended October 31, 2011, and (b) the total compensation from each fund in the Fund Complex that includes the Fund, for the 2011 fiscal year of each such fund, (i) for each Director or Nominee for Director who is not an interested person of the Fund, and (ii) for all such Directors as a group:

Name of Director	Aggregate Compensation from Fund	Total Compensation from Fund Complex
Detlef Bierbaum	$7,274	$26,774
Ambassador Richard R. Burt	$12,666	$38,000
John H. Cannon	$13,333	$42,000
Richard Karl Goeltz	$13,333	$40,000
Dr. Franz Wilhelm Hopp	$9,000	$27,000
Dr. Friedbert H. Malt	$12,750	$38,250
Robert H. Wadsworth	$12,583	$316,750	(1)
Werner Walbröl	$13,583	$40,750

(1)	Mr. Wadsworth oversees all 108 funds in the Fund Complex.

No compensation is paid by the Fund to Directors who are interested persons of the Fund or of any entity of the Deutsche Bank Group or to officers.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1.

Required Vote.    Provided a quorum has been established, the affirmative vote of a majority of the votes entitled to be cast at the Meeting is required for the election of each Director. For purposes of the election of Directors, abstentions and broker non-votes will have the same effect as a vote against a Director.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has approved PricewaterhouseCoopers LLP (the “Firm” or “PwC”), an independent registered public accounting firm, as independent auditors for the Fund for the fiscal year ending October 31, 2012. A majority of members of the Board of Directors, including a majority of the members of the Board of Directors who are not “interested” Directors (as defined in the Investment Company Act) of the Fund, have ratified the appointment of PwC as the Fund’s independent auditors for that fiscal year. Based principally on representations from the Firm, the Fund knows of no direct financial or material indirect financial interest of such Firm in the Fund. That Firm, or a predecessor firm, has served as the independent auditors for the Fund since inception.

Neither our Charter nor Bylaws require that the stockholders ratify the appointment of PwC as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether or not to retain PwC, but may retain such independent auditors. Even if the appointment is ratified, the Audit Committee and the Board of Directors in their discretion may change the appointment at any time during the year if they determine that such change would be in the best interests of the Fund and its stockholders. It is intended that the persons named in the accompanying form of proxy will vote for PwC. A representative of PwC will be present at the Meeting and will have the opportunity to make a statement and is expected to be available to answer appropriate questions concerning the Fund’s financial statements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

Required Vote.    Provided a quorum has been established, the affirmative vote of a majority of the votes cast at the Meeting is required for the ratification of the appointment by the Audit Committee and the Board of Directors of PwC as independent auditors for the Fund for the fiscal year ending October 31, 2012. For purposes of Proposal 2, abstentions will have no effect on the result of the vote.

INFORMATION WITH RESPECT TO THE FUND’S INDEPENDENT AUDITORS

The following table shows fees paid to PwC by the Fund during the Fund’s two most recent fiscal years: (i) for audit and non-audit services provided to the Fund, and (ii) for engagements for non-audit services pre-approved by the Audit Committee for the Fund’s manager and investment adviser and certain entities controlling, controlled by, or under common control with the manager and investment adviser that provide ongoing services to the Fund (collectively, the “Adviser Entities”), which engagements relate directly to the operations and financial reporting of the Fund. The Audit Committee of each board will review, at least annually, whether PwC’s receipt of non-audit fees from the Fund, the Fund’s manager, the Fund’s investment adviser and all Adviser Entities is compatible with maintaining PwC’s independence.

		Audit Related Fees(2)		Tax Fees(3)		All Other Fees(4)
	Audit Fees(1)	Fund	Adviser Entities	Fund	Adviser Entities	Fund	Adviser Entities
Fiscal Year	Fund
2011	$85,000	$0	$0	$0	$0	$6,200	$0
2010	$85,000	$0	$7,500	$0	$0	$6,200	$0

(1)	“Audit Fees” are the aggregate fees billed for professional services for the audit of the Fund’s annual financial statements and services provided in connection with statutory and regulatory filings or engagements.
(2)	“Audit Related Fees” are the aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of financial statements and are not reported under “Audit Fees.”
(3)	“Tax Fees” are the aggregate fees billed for professional services for tax compliance and tax planning.
(4)	“All Other Fees” are the aggregate fees billed for products and services other than “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Audit Committee Pre-Approval Policies and Procedures.    Generally, the Audit Committee must pre-approve (i) all services to be performed for the Fund by the Fund’s independent auditors and (ii) all non-audit services to be performed by the Fund’s independent auditors for the Fund’s investment adviser or any Adviser Entities with respect to operations and financial reporting of the Fund. Any member of the Audit Committee may pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting. The auditors shall report to the Audit Committee at each of its regular meetings all audit or non-audit services to the Fund and all non-audit services to the Adviser Entities that relate directly to the Fund’s operations and financial reporting initiated since the last such report was rendered, including a general description of the services and projected fees and the means by which such services were approved by the Audit Committee.

All Non-Audit Fees.    The table below shows the aggregate non-audit fees billed by PwC for services rendered to the Fund and to the Adviser Entities that provide ongoing services to the Fund, whether or not such engagements relate directly to the operations and financial reporting of the Fund, for the two most recent fiscal years for the Fund. The aggregate non-audit fees in fiscal year 2010 were paid for by the Administrator for work performed on its behalf.

Fiscal Year	Aggregate Non-Audit Fees
2011	$0
2010	$100,000

PwC advised the Fund’s Audit Committee that it had identified one matter that it determined could be inconsistent with the SEC’s auditor independence rules (Rule 2-01(c) of Regulation S-X). As part of a “Global Migration Support” engagement in which PwC’s UK network affiliate (“PwC-UK”) provided assistance to Deutsche Bank AG with respect to processing internship applications for Deutsche Bank AG employees seeking short term assignments with Deutsche Bank AG in the United Kingdom, PwC-UK paid application fees on behalf of Deutsche Bank AG for six applicants at £170 each (£1,020 in total). PwC advised the Audit Committee that it believes that this matter did not affect its objectivity or its impartial judgment in conducting its audit and issuing a report on the financial statements of the Fund as the Fund’s independent auditor and confirmed its independence under the SEC’s auditor independence rules. In reaching this conclusion, PwC noted that the engagement team was not aware of the payment of the application fees by PwC-UK and that DB reimbursed PwC-UK for the fees.

AUDIT COMMITTEE REPORT

The purposes of the Audit Committee are: (1) to assist the Board of Directors in its oversight of (i) the integrity of the Fund’s financial statements; (ii) the Fund’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) the retention and performance of the independent auditors; and (2) to prepare this report. The Audit Committee assists the Board of Directors in its oversight of the Fund’s policies and practices with respect to accounting, financial reporting, internal control over financial reporting, independent audits, and risk management. The Audit Committee regularly discusses the Fund’s most significant risk exposures and the steps management has taken to monitor and control such exposures. Each Member of the Audit Committee is “independent,” as required by the independence standards of Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee operates pursuant to a written charter. As set forth in the Audit Committee Charter, management of the Fund and applicable service providers are responsible for the preparation, presentation and integrity of the Fund’s financial statements and for the effectiveness of internal control over financial reporting. Management and applicable service providers are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal control over financial reporting and other procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Fund’s annual financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors of the Fund. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has also considered whether the provision of any non-audit services not pre-approved by the Audit Committee provided by the Fund’s independent auditors to the Fund’s investment adviser, manager or to any entity controlling, controlled by or under common control with the Fund’s investment adviser or manager that provides ongoing services to the Fund is compatible with maintaining the auditors’ independence. During the past fiscal year, no non-audit services that were not pre-approved by the Audit Committee were provided by the Fund’s independent auditors. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and has discussed with the auditors their independence.

The members of the Audit Committee are not full-time employees of the Fund and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board of Directors of the Fund that the audited financial statements of the Fund be included in the Fund’s annual report to stockholders for the fiscal year ended October 31, 2011.

Submitted by the Audit Committee

of the Fund’s Board of Directors

Richard Karl Goeltz, Chair

Richard R. Burt

Dr. Friedbert Malt

Robert H. Wadsworth

Werner Walbröl

PROPOSAL 3:

STOCKHOLDER PROPOSAL REGARDING CONVERSION OF THE FUND TO AN INTERVAL FUND

The Fund has received one proposal from a stockholder for inclusion in this year’s proxy materials, which is set forth below. The Fund will provide the name and address of such stockholder and the number of shares of the Fund’s common stock owned by such stockholder upon oral or written request.

In accordance with rules of the Securities and Exchange Commission (“SEC”), the text of the stockholder’s resolution and supporting statement is printed verbatim from his submission letter. The Fund, the Board, the Administrator and the Investment Adviser are not responsible for the contents of the stockholder’s proposal or supporting statement.

RESOLVED:    The shareholders of The Central Europe and Russia Fund, Inc. (“Fund”) ask the Board of Directors to take the steps necessary to adopt an interval fund structure, whereby the Fund will conduct periodic cash tender offers at least semiannually for at least 10% of currently outstanding common shares at a price of at least 98% of net asset value (NAV).

SUPPORTING STATEMENT:    Shares of our Fund have traded at a large discount from NAV for a long time, which keeps shareholders from realizing the full asset value of their holdings. The discount has averaged well over 10% for the past three years. One proven way to reduce the discount is to adopt an interval fund structure, in which the Fund conducts periodic tender offers for its shares at a price at or near NAV. This approach has been successfully implemented by other closed-end funds, such as The Asia Tigers Fund and The India Fund, whose discounts under interval fund structures have averaged below 6% and 4%, respectively, over the past three years.

What has worked for The Asia Tigers Fund and The India Fund will, in my opinion, also work for our Fund to reduce the discount and substantially increase shareholder value.

END OF PROPOSAL AND SUPPORTING STATEMENT

RESPONSE OF THE BOARD OF DIRECTORS

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

The Board believes that the Fund can best pursue its investment objective using the closed-end structure. A closed-end fund can keep all of its assets invested toward meeting its goals. Because an interval fund is required to periodically buy back shares from its stockholders, it must keep on hand cash or securities that can be readily sold to raise cash to pay stockholders tendering their shares for repurchase. Periodic repurchases at the level contemplated by the above proposal (10% semi-annually) would require frequent sales of the Fund’s portfolio securities, potentially at disadvantageous times and with adverse portfolio management, expense, tax, trading or other consequences as discussed in more detail below.

Although the SEC rule permitting interval funds was approved 21 years ago, only a small handful of listed closed-end funds are currently relying on the rule, and none of them is similar to the Fund. The data available, moreover, do not appear to support the proponent’s suggestion that conversion to interval status is a “proven way to reduce the discount”. For example, the average discount of The India Fund (cited in the supporting statement above) was 3.05% from December 31, 2004 through December 31, 2011, while the Morgan Stanley India Fund’s average discount for the same period was 1.75%. The India Fund was an interval fund throughout that period, while the Morgan Stanley India Fund was not. The Board notes that the stockholders of the Morgan Stanley India Fund rejected a stockholder proposal recommending that the fund become an interval fund in 2003, and that since Asia Tigers Fund became an interval fund in late April 2002, its shares outstanding have declined by 78% while its expense ratio increased by 29%. The Board further notes that several interval funds have traded at materially larger average discounts than their competitors that are not interval funds. For example, the Board acknowledges that the two funds cited in the supporting statement for the above proposal have traded, on average, at lower discounts than the Fund over the last five years ended December 31, 2011. However, they differ significantly from the Fund in important respects and therefore do not offer useful comparisons. For example, they each invest in markets that have been relatively popular with investors in recent years, which favorably affects demand for shares of funds that invest in such regions. The Board is also very concerned about the significant negative features of interval funds, which are discussed below.

The Board continues to believe that the best way for the Fund to pursue its investment objective of long-term capital appreciation is to identify investments on a company-by-company basis and to hold these investments for a sufficiently long period of time to allow them to appreciate in value. This long-term investment philosophy was an important reason for the original decision to organize the Fund as a closed-end fund. The Board and management believe that the closed-end fund structure remains the best structure for the Fund and recommends that you vote AGAINST the proposal.

HOW DOES AN INTERVAL FUND OPERATE?

An interval fund must operate according to applicable SEC rules. These rules require an interval fund to commit to buy back its shares from investors at net asset value (“NAV”) at periodic intervals of three, six or twelve months. The periodic repurchase offers must be made pursuant to a fundamental policy approved by the fund’s stockholders. Once a fund adopts a fundamental policy, it cannot be changed again without stockholder approval. Periodic repurchase offers must be made to all stockholders. The directors of an interval fund decide the actual percentage of shares to be repurchased, between a minimum of 5% and a maximum of 25% of the shares outstanding. The proposal contemplates repurchase offers to be made at least semi-annually, each for at least 10% of the Fund’s outstanding shares of common stock. An interval fund must hold cash or liquid securities, in an amount at least equal to the value of the shares to be repurchased, from the notice date of the offer until the date the fund determines the price at which the shares will be purchased.

WHY DOES THE BOARD UNANIMOUSLY RECOMMEND A VOTE AGAINST THIS PROPOSAL?

The Board recommends a vote AGAINST adopting the stockholder proposal for the following reasons, which are discussed in more detail below: (1) Changing the Fund’s structure would require a change in investment strategy that is not in the best interests of the Fund and its stockholders; (2) Converting to an interval fund would interfere with and seriously limit the Fund’s investment flexibility and potentially require the sale of securities at “fire sale” prices; (3) Significant tax consequences may result if the Fund is converted to an interval fund; (4) The Fund’s expense ratio is likely to increase significantly if the Fund is converted to an interval fund; (5) The significant reduction in the Fund’s total outstanding shares that is the likely outcome of conversion to an interval fund structure may result in a thinner trading market for the Fund’s shares (since the Fund’s “float” will be substantially reduced); (6) The Fund may have to borrow money to raise the funds necessary to buy back Fund shares, increasing the risk of an investment in the Fund and increasing costs to the Fund as a result of such borrowings; and (7) The Board believes that open-market purchases are a much more flexible and satisfactory way to deploy the Fund’s capital with a view to possible discount mitigation than periodic purchases at close to net asset value. In addition, as discussed above, the very limited available data do not support the proponent’s contention that the interval fund structure is a “proven” way to reduce discounts, whereas the fact that the market has generally not embraced the rigid interval fund structure supports the Board’s recommendation that stockholders vote AGAINST the proposal.

1. CONVERSION TO AN INTERVAL FUND REQUIRES CHANGES TO THE FUND’S PORTFOLIO STRUCTURE AND INVESTMENT STRATEGY THAT ARE NOT IN THE BEST INTERESTS OF THE FUND AND ITS STOCKHOLDERS.

The Fund was originally established as a closed-end fund because it was believed that the closed-end fund structure was best suited to pursue the Fund’s objective of long-term capital appreciation. The Board believes that most stockholders have invested in Fund shares because of its investment program. Converting the Fund to an interval fund would require the Fund to focus on short-term considerations to facilitate periodic repurchase offers. Using the Fund’s assets to buy back shares reduces the asset base which can be deployed to realize the Fund’s goals. This short-term focus would be disruptive to the Fund’s investment program which involves buying securities with a view to holding them until the market realizes their value, and therefore is not in the best interests of the Fund and its stockholders.

2. CONVERTING TO AN INTERVAL STRUCTURE WOULD INTERFERE WITH AND LIMIT THE FUND’S INVESTMENT FLEXIBILITY.

The closed-end structure allows the Fund to invest its assets solely in accordance with the Fund’s investment objective. As a closed-end fund, the Fund can keep all of its assets working toward its investment goals. If the Fund is converted to an interval fund, however, it could be required to sell portfolio securities before their full potential has been reached in order to raise cash needed to fund periodic repurchases. The Fund would have to focus more on the timing of relative allocations and less on identifying significant investment opportunities and may have to forego certain opportunities because of the requirement to hold cash and liquid securities to meet periodic buybacks. Finally, the Fund’s liquidity and its ability to sell securities at advantageous prices may decrease in times of declining market prices or seriously disrupted markets, such as those that existed during the recent financial crisis. In a declining or disrupted market, the Fund could be forced to accept a lower price for securities than might otherwise be the case. As a closed-end fund, the Fund is protected from the necessity of selling its investments at a time when market prices are temporarily depressed, because it does not have to sell off investments to meet mandatory repurchase offers. While the Fund needs to raise cash to fund market repurchases, such purchases may be made at the Fund’s discretion and may be suspended when they could only be funded by the proceeds of sales into a distressed or disrupted market.

3. SIGNIFICANT TAX CONSEQUENCES MAY RESULT IF THE FUND IS CONVERTED TO AN INTERVAL FUND.

As an interval fund, the Fund may be required to sell securities to meet periodic repurchase requests. Selling appreciated securities would result in the Fund realizing and distributing to remaining stockholders additional capital gains (unless it has sufficient realized capital losses to offset the gains), while selling depreciated securities, potentially at “fire sale” prices in disrupted financial markets, would result in losses that could hurt the Fund’s performance. Moreover, repurchase payments may be characterized as dividends for tax purposes, with the result that a stockholder would not be able to use its basis in the repurchased shares at the time of the redemption and would instead be taxed on the full amount of the payments. To the extent repurchase payments are treated as dividends to stockholders whose shares are repurchased by the Funds, the Internal Revenue Service could contend that even a stockholder who does not sell its shares should be treated as having received a dividend (even though such stockholder has received no cash or Fund stock) because such stockholder has increased its proportionate interest in the earnings and profits of the Fund.

4. THE FUND’S EXPENSE RATIO IS LIKELY TO INCREASE SIGNIFICANTLY IF THE FUND IS CONVERTED TO AN INTERVAL FUND.

Because an interval fund must periodically repurchase its shares, the size of an interval fund decreases as more shares are bought back. Although interval funds may continually offer and sell new shares, unless the Fund’s principal underwriter or “distributor” is able to sell enough new shares to offset the buybacks, the Fund would shrink in size, potentially in a short period of time given the size of the semi-annual tender offers contemplated by the above proposal. The Board does not believe that it would be practicable for the Fund to sell additional shares of its common stock to offset shares that it would likely be required to repurchase after conversion to an interval fund structure. Furthermore, proceeds from any offering of new shares may need to be invested in accordance with the Fund’s policy at inopportune times in the market.

Because certain of the Fund’s operating expenses are fixed, shrinking in size would increase the ratio of the Fund’s operating expenses to its income and net assets. For example, the Fund estimates that if it sustains a 50% reduction in size after several years of making the semiannual repurchase offers contemplated by the proposal, its expense ratio would increase by 26% based on its current level of fixed expenses (i.e., without giving effect to the burdensome expenses of making the annual offer and other expenses that may be incurred as a result of the conversion as discussed herein — the actual expense ratio impact could be much more severe) and the adverse effect would likely increase over time. As noted above, the number of outstanding shares of the Asia Tigers Fund, which is cited in the proponent’s supporting statement, declined by 78%, while its expense ratio increased by 29%, after it became an interval fund. There are also ongoing costs of operating as an interval fund that would adversely affect the Fund’s expense ratio. The annual costs would include possible distribution costs, the costs of notifying stockholders about repurchase offers, the costs of maintaining a current prospectus (if the Fund were to seek to offset buybacks with sales of shares) and the costs of preparing and filing the requisite documents with the SEC. Further, as an interval fund, the Fund could subject stockholders seeking to take advantage of share repurchases to additional expenses. Under SEC rules, the Fund may deduct from the repurchase offer a fee, not to exceed 2% of the buyback amount, to compensate the Fund for expenses and costs related to the repurchase.

Although the Board has not concluded that a fee would be necessary, a fee may be imposed if the conversion occurs. Finally, there would be costs associated with seeking stockholder approval of conversion to interval fund status, which would require a vote of a “majority of the outstanding voting securities” of the Fund, as defined in the Investment Company Act.

5. THE SIGNIFICANT REDUCTION IN THE FUND’S TOTAL OUTSTANDING SHARES THAT IS THE LIKELY OUTCOME OF CONVERSION TO AN INTERVAL FUND STRUCTURE MAY RESULT IN A THINNER TRADING MARKET FOR THE FUND’S SHARES.

Conversion to an interval fund structure would likely result in a significant reduction in the total number of the Fund’s outstanding shares over a relatively short period of time. For example, assuming no issuances of new shares by the Fund, conducting 10% repurchase offers semi-annually for two years would result in approximately a 34% reduction in the number of the Fund’s outstanding shares. A much lower float would likely result in a thinner trading market for the Fund’s shares, with lighter volumes and large bid-ask spreads, to the detriment of the Fund and its stockholders, a problem that would get worse with every repurchase offer. Eventually, the number of outstanding shares may become so small that the Fund may no longer satisfy the minimum listing requirements of the New York Stock Exchange and be delisted, to the great detriment of the remaining stockholders.

6. THE FUND MAY HAVE TO BORROW TO RAISE THE MONEY NECESSARY TO REPURCHASE FUND SHARES.

As an interval fund, the Fund may determine that it would be appropriate to borrow money to raise the cash necessary to repurchase Fund shares. For example, in cases where the Fund wishes to avoid selling securities at inopportune times, the Fund could borrow money to pay for all or a portion of the shares to be repurchased the buybacks. Borrowing under these circumstances could create additional investment risks for stockholders that include: (i) the cost of borrowing may exceed the income generated from securities held by the Fund; (ii) unless certain financial tests contained in the debt documents are met, the Fund would be prohibited from making distributions to stockholders; (iii) a failure to make distributions could result in the Fund ceasing to qualify for the advantageous treatment as a regulated investment company under the Internal Revenue Code; and (iv) if assets of the Fund are used as security for the borrowing and the Fund is unable to meet its obligations, those assets may be forfeited. All the costs associated with borrowing to repurchase shares would be borne by the Fund, and thus ultimately by its stockholders.

7. THE BOARD BELIEVES THAT OPEN-MARKET REPURCHASES ARE SUPERIOR TO PERIODIC REPURCHASE OFFERS.

The Board reviews the Fund’s discount to NAV at each of its regularly scheduled meetings. The Board has authorized substantial share repurchase programs for a number of years (most recently authorizing the repurchase of up to 700,000 shares in the twelve-month period ending July 31, 2012. Such purchases are made in such amounts, and at such times, as is believed to be in the best interests of the Fund. The Board notes that repurchases of the Fund’s shares in the open market at a discount have an anti-dilutive effect which benefits all of the Fund’s remaining stockholders. Such purchases can be made from time to time at prices, and in amounts, that are deemed in the best interests of the Fund. By contrast, periodic repurchase offers at no discount or at a very small discount are completely inflexible (potentially requiring sales of portfolio securities at extremely disadvantageous times to fund required repurchase offers), are subject to being “gamed” by arbitrageurs, are likely to result in pro-rating of repurchases and have a minimal (or no) anti-dilutive benefit to the remaining stockholders.

The Board acknowledges that the repurchase of shares in the open market reduces the size of the Fund and that this may adversely affect the Fund’s expense ratio over time. However, the Fund’s control over the timing and amount of such repurchases provides it with valuable flexibility to make them only to the extent they are believed to be in the best interests of the Fund, and avoids most of the disadvantages associated with the inflexible interval fund structure discussed above.

The Board notes that the fact that closed-end fund shares may trade at a discount is well known in the marketplace and that the possibility of such discounts is an inherent feature of closed-end funds. Market discounts reflect primarily supply and demand for the Fund’s shares and may be affected by market sentiment and other factors and tend to vary substantially over time. The Board believes that although periodic repurchase offers at close to NAV may offer attractive opportunities to short-term traders, they are inconsistent with the best interests of the Fund and of its long-term investors, as well as with the achievement of the Fund’s investment objective.

WHAT ADDITIONAL MEASURES WOULD NEED TO BE TAKEN IN CONNECTION WITH CONVERSION TO INTERVAL FUND STATUS?

If the stockholder proposal is approved, the Board will consider the proposal to convert the Fund from a closed-end fund to an interval fund in light of its fiduciary obligations to stockholders and the stockholder votes cast. The adoption of a policy to convert the Fund to an interval fund would require approval by the Fund’s stockholders. Accordingly, if the Board concludes that conversion of the Fund to an interval fund is consistent with the best interests of the Fund and its stockholders, the Board will submit the proposal to stockholders for consideration at a future meeting of stockholders. If, however, the Board determines that conversion would not be consistent with the best interests of the Fund and its stockholders, no further action would be taken. In the event that the Board decides to submit the proposal to stockholders, the Board may also conclude that conversion to an interval fund would require other changes to the Fund’s investment objectives and policies, which may or may not require stockholder approval. Finally, the Board may need to approve other changes in the Fund’s administration and structure to facilitate operation as an interval fund.

THE BOARD BELIEVES THAT THE CONTINUED OPERATION OF THE FUND AS A CLOSED-END FUND IS IN YOUR BEST LONG-TERM INTEREST, AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Required Vote.    Provided a quorum has been established, the affirmative vote of a majority of the votes cast at the Meeting is required for approval of the Proposal. For purposes of Proposal 3, abstentions will have no effect on the result of the vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of May 11, 2012, no person, to the knowledge of management, owned of record or beneficially more than 5% of the outstanding Common Stock of the Fund, other than as set forth below:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Common Stock
City of London Investment Group PLC City of London Investment Management Company Limited(1) 77 Gracechurch Street, London, EC3V 0AS England	4,803,363 shares	36.3%
Lazard Asset Management LLC(2) 30 Rockefeller Plaza, New York, NY 10112	1,705,301 shares	12.89%

(1)	This information is based exclusively on information provided by such entity on Schedule 13G/A filed with respect to the Fund on February 7, 2012.

(2)	This information is based exclusively on information provided by such entity on Schedule 13G/A filed with respect to the Fund on February 8, 2012.

ADDRESS OF INVESTMENT ADVISER AND ADMINISTRATOR

The principal office of Deutsche Asset Management International GmbH, the Fund’s investment adviser, is located at Mainzer Landstrasse 178-190, D-60327 Frankfurt am Main, Federal Republic of Germany. The corporate office of Deutsche Investment Management Americas Inc., the Fund’s administrator, is located at 345 Park Avenue, New York, New York 10154.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Based on a review of reports filed by the Fund’s directors and executive officers, the investment adviser, officers and directors of the investment adviser, affiliated persons of the investment adviser and beneficial holders of 10% or more of the Fund’s outstanding stock, and written representations by the Reporting Persons that no year-end reports were required for such persons, all filings required by Section 16(a) of the Securities and Exchange Act of 1934 for the fiscal year ended October 31, 2011 were timely except for one late Form 4 filed on behalf of Robert Wadsworth, a Director of the Fund.

OTHER MATTERS

No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders properly come before the Meeting, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy Card will vote thereon according to their discretion. Abstentions and broker non-votes shall have no effect on the outcome of a vote to adjourn the Meeting.

STOCKHOLDER PROPOSALS

In order for stockholder proposals otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in the Fund’s proxy statement for the 2013 Annual Meeting, the proposals must be received at The Central Europe and Russia Fund, Inc., c/o Deutsche Investment Management Americas, One Beacon Street, Boston, MA 02108 Attention: Secretary, on or before January 24, 2013.

In addition, the Fund’s Bylaws currently provide that if a stockholder desires to bring business (including director nominations) before the 2013 Annual Meeting that is or is not the subject of a proposal timely submitted for inclusion in the Fund’s proxy statement, written notice of such business as prescribed in the Bylaws must be delivered to the Fund’s Secretary, at the principal executive offices of the Fund, between January 24, 2013 and February 23, 2013. For additional requirements, the stockholder may refer to the Bylaws, a current copy of which may be obtained without charge upon request from the Fund’s Secretary. If the Fund does not receive timely notice pursuant to the Bylaws, the proposal may be excluded from consideration at the meeting, regardless of any earlier notice provided in accordance with SEC Rule 14a-8.

PROXY COSTS AND SOLICITATION OF PROXIES

The cost of preparing, assembling and mailing material in connection with this solicitation will be borne by the Fund. In addition to the use of mails, proxies may be solicited personally by regular employees of the Fund or the manager or by telephone, telegraph or Internet. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation materials to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection. The Fund has also made arrangements with AST to assist in the solicitation of proxies, if called upon by the Fund, at an estimated fee of $5,500 plus reimbursement of normal expenses (the exact cost will depend on the amount and types of services rendered). If the stockholders record votes by telephone or through the Internet, the proxy solicitor will use procedures designed to authenticate stockholders’ identities, to allow stockholders to authorize the voting of their shares in accordance with their instructions and to allow stockholders to confirm that their instructions have been recorded properly.

If a stockholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or via the Internet, the stockholder may still submit the Proxy Card(s) originally sent with this Proxy Statement or attend the Meeting in person. Should stockholders require additional information regarding the proxy or replacement Proxy Card(s), they may call AST toll-free at 1-800-774-4195. Any proxy given by a stockholder is revocable until voted at the Meeting.

As the Meeting date approaches, certain stockholders of the Funds may receive a telephone call from a representative of AST if their votes have not yet been received.

One Proxy Statement may be delivered to two or more stockholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of the Proxy Statement, which will be delivered upon written or oral request, or for instructions as to how to request a single copy if multiple copies are received, stockholders should call 800-349-4281 or write to the Fund at 345 Park Avenue, New York, New York 10154.

ANNUAL REPORT DELIVERY

The Fund will furnish, without charge, a copy of its annual report for the fiscal year ended October 31, 2011 and the most recent semi-annual report, if any, to any stockholder upon request. Such requests should be directed by mail to The Central Europe and Russia Fund, Inc., c/o Deutsche Investment Management Americas, 345 Park Avenue, NYC20-2799, New York, New York 10154 or by telephone to 1-800-437-6269. Annual reports are also available on the Fund’s web site: www.germanyfund.com.

John Millette

Secretary

Dated: May 18, 2012

IF YOU HAVE ANY QUESTIONS CONCERNING THIS PROXY STATEMENT OR THE PROCEDURES TO BE FOLLOWED TO EXECUTE AND TO DELIVER A PROXY CARD, PLEASE CONTACT AST AT 1-800-774-4195.

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND TO SIGN THE ENCLOSED PROXY CARD AND TO RETURN IT IN THE ENCLOSED ENVELOPE, OR TO FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD FOR VOTING BY TELEPHONE OR THROUGH THE INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 27, 2012:

The Notice of Meeting, Proxy Statement and Proxy Card are available at www.proxyonline.us/docs/cee2012.pdf

ANNEX A

THE CENTRAL EUROPE AND RUSSIA FUND, INC.

EXCERPTS OF BY-LAWS

Article II

SECTION 13.    Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals. (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 13(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(a).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 13, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which disclosure of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Corporation that are beneficially owned by such person, (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act or pursuant to the Investment Company Act and the rules thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (D) a statement specifying which of clauses (1)-(7) of the definition of “Relevant Experience and Country Knowledge” in Article III, Section 3 of the Bylaws the person being nominated satisfies, information relating to such person sufficient to support a determination that the person satisfies the specified clause or clauses of the definition and a representation that the person does not have a “Conflict of Interest” as defined in Article III, Section 3 of the Bylaws; (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder (including any anticipated benefit to the stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation’s stock ledgers and a current name and address, if different, and of such beneficial owner, and (y) the class and number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and owned beneficially by such beneficial owner.

(3) Notwithstanding anything in this subsection (a) of this Section 13 to the contrary, in the event the Board of Directors increases or decreases the maximum or minimum number of directors in accordance with Article III, Section 2 of these Bylaws, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of mailing of the preceding year’s annual meeting, a stockholder’s notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 13 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 13 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 13 and Article III, Section 3 of these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such defective nomination or proposal be disregarded.

(2) For purposes of this Section 13, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act.

(3) Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the Investment Company Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any right of stockholders to request inclusion of proposals in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Article III

SECTION 3.    Qualifications. Directors need not be stockholders. Each Director shall hold office until the earlier of: (a) the expiration of his term and his or her successor shall have been elected and qualifies, (b) his or her death, (c) his or her resignation, or (d) his or her removal. To be eligible for nomination as a director a person must, at the time of such person’s nomination, (a) have Relevant Experience and Country Knowledge (as defined below), (b) not have any Conflict of Interest (as defined below) and (c) not be over 72 years of age; provided that clause (c) shall not apply to any person who was a Director on October 15, 1999 or to any person whom the Nominating Committee (or in the absence of such a Committee, the Board of Directors) determines to except from that clause on the basis that the person’s prior public or government service or other broad-based activities in the business community make it essential that the Corporation continue to receive the benefit of the person’s services as a Director. The determination described in the previous sentence shall be made on or before the time of nomination. Whether a proposed nominee satisfies the foregoing qualifications shall be determined by the Nominating Committee or, in the absence of such a Committee, by the Board of Directors, each in its sole discretion.

For purpose of the following definitions of Relevant Experience and Country Knowledge and Conflict of Interest, the term “Specified Country” means any one or more of the following countries: Czech Republic, Hungary, Germany, Poland or Russia.

“Relevant Experience and Country Knowledge” means experience in business, investment, economic or political matters of a Specified Country or the United States, through service for 10 of the past 20 years (except where a shorter period is noted) in one or more of the following principal occupations:

(1) senior executive officer or partner of a financial or industrial business headquartered in a Specified Country and that has annual revenues of at least the equivalent of US $500 million,

(2) senior executive officer or partner of a financial or industrial business headquartered in the United States that has annual revenues of at least the equivalent of US $500 million and whose management responsibilities include supervision of business operations in a Specified Country or other European country,

(3) director (or the equivalent) for 5 of the past 10 years of one or more investment businesses or vehicles (including this Corporation) a principal focus of which is investment in one or more Specified Countries and that have at least the equivalent of US $250 million in combined total assets of their own,

(4) senior executive officer or partner of an investment management business having at least the equivalent of US $500 million in securities of companies in one or more Specified Countries or securities principally traded in one or more Specified Countries under discretionary management for others,

(5) senior executive officer or partner of a business consulting, accounting or law firm having at least 100 professionals and whose principal responsibility involves or involved providing services involving matters relating to a Specified Country or other European country for financial or industrial businesses, investment businesses or vehicles or investment management businesses as described in (1) — (4) above,

(6) senior official (including ambassador or minister) (i) in the national government, a government agency or the central bank of a Specified Country or the United States, (ii) in a major supranational agency or organization of which a Specified Country or the United States is a member, or (iii) in a leading international trade organization relating to a Specified Country or the United States, in each case in the area of finance, economics, trade or foreign relations, or

(7) current director or senior officer (without regard to years of service) of an investment manager or adviser of the Corporation, or of any entity controlling or under common control with an investment manager or adviser of the Corporation.

For purposes of clauses (1)-(5) of the preceding sentence and clauses (1)-(2) of the next paragraph, the term “financial or industrial business” includes a financial or industrial business unit within a larger enterprise; the term “investment businesses or vehicles” includes an investment business unit or investment vehicle within a larger enterprise; the term “investment management business” includes an investment management business unit within a larger enterprise; and the term “investment vehicle” includes an investment vehicle within a larger enterprise; but in each case only to the extent the unit satisfies the revenue, asset and other requirements specified for the business or vehicle in clauses (1)-(5) of the preceding sentence or clauses (1)-(2) of the next paragraph.

“Conflict of Interest” means the presence of a conflict with the interests of the Corporation or its operations through any of the following:

(1) current position (a) as a director, officer, partner or employee of another investment vehicle a significant (i.e., 25% or more of total assets) focus of which is securities of companies in one or more Specified Countries or securities principally traded in markets of one or more Specified Countries and that does not have the same investment adviser as the Corporation or an investment adviser affiliated with an investment adviser of the Corporation, and (b) having direct and regular responsibilities relating to that investment vehicle,

(2) current position as (a) a director, officer, partner or employee of the sponsor (or equivalent) of an investment vehicle described in the previous point and (b) having direct and regular responsibilities relating to that investment vehicle, or

(3) current position as an official of a governmental agency or self-regulatory body having responsibility for regulating the Corporation or the markets in which it proposes to invest.

PROXY

THE CENTRAL EUROPE AND RUSSIA FUND, INC.

This proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of The Central Europe and Russia Fund, Inc., a Maryland corporation (the “Fund”), hereby appoints John Millette and Caroline Pearson, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Fund to be held at 12:00 p.m., New York time, on June 27, 2012 at 60 Wall Street, New York, New York 10005, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference herein, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “For” each of the nominees for director, “For” Proposal 2, as described in the Proxy Statement, and “Against” Proposal 3, as described in the Proxy Statement and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Election of Directors. The Board of Directors unanimously recommends a vote “For” the Class III nominees below

1. FOR each of the nominees for director listed below. ☐	WITHHOLD AUTHORITY as to all listed nominees. ☐	FOR all nominees except as marked to the contrary below. ☐

(Instructions: To withhold authority for any individual nominee, strike a line through the nominee’s name in the list below.)

Dr. Franz Wilhelm Hopp

Christian H. Strenger

Joachim Wagner

The Board of Directors unanimously recommends a vote “For” Proposal 2 below

2.	To ratify the appointment by the Audit Committee and the Board of Directors of PricewaterhouseCoopers LLP, an independent public accounting firm, as independent auditors for the fiscal year ending October 31, 2012.

FOR  ☐                     AGAINST  ☐                     ABSTAIN  ☐

The Board of Directors unanimously recommends a vote “Against” Proposal 3 below

3.	If properly presented at the Meeting, to consider and vote on a stockholder proposal to ask the Board of Directors to take the steps necessary to adopt an interval fund structure, whereby the Fund would conduct periodic tender offers at least semiannually for at least 10% of currently outstanding common shares at a price of at least 98% of net asset value.

FOR  ☐                     AGAINST  ☐                     ABSTAIN  ☐

4.	To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

Please sign exactly as name appears on the records of the Fund and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).

Signature

Signature, if held jointly

Dated: , 2012